Exhibit 5.1

February 3, 2012

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) the Senior Notes due 2022 (the “Notes”) of MPT Operating Partnership, L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation (the “Issuers”) and (ii) the guarantees of the Notes (the “Guarantees”) by Medical Properties Trust, Inc., a Maryland corporation (the “Parent Guarantor”) and certain subsidiaries of the Parent Guarantor named in Schedule 1 (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the Securities. The Securities may be issued in an unspecified principal amount. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in the final prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Parent Guarantor.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•

(a) the authorization by the Issuers of the amount, terms and issuance of such Notes and (b) the issuance of such Notes in accordance with the authorization therefor upon the receipt by the Issuers of the consideration to be paid therefor in accordance with the authorization;

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

February 3 2012

•	(a) the authorization by the Guarantors of the terms and issuance of the Guarantees and (b) the issuance of such Guarantees in accordance with the authorization therefor; and

•

(a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Issuers and the Guarantors and the trustee thereunder and/or (b) the establishment of the terms of such Notes by the Issuers and the establishment of the terms of such Guarantees by the Guarantors in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that upon the Future Authorization and Issuance of Securities:

1.	Such Notes will be valid and binding obligations of the Issuers; and

2.	Such Guarantees will be valid and binding obligations of the respective Guarantors.

The opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /S/ Goodwin Procter LLP GOODWIN PROCTER LLP

SCHEDULE 1

Subsidiary Guarantor	State of Incorporation or Organization
Medical Properties Trust, LLC	Delaware

MPT of Victorville, LLC

MPT of Bucks County, LLC

MPT of Bloomington, LLC

MPT of Covington, LLC

MPT of Denham Springs, LLC

MPT of Redding, LLC

MPT of Chino, LLC

MPT of Dallas LTACH, LLC

MPT of Portland, LLC

MPT of Warm Springs, LLC

MPT of Victoria, LLC

MPT of Luling, LLC

MPT of Huntington Beach, LLC

MPT of West Anaheim, LLC

MPT of La Palma, LLC

MPT of Paradise Valley, LLC

MPT of Southern California, LLC

MPT of Twelve Oaks, LLC

MPT of Shasta, LLC

MPT of Webster, LLC

MPT of Tucson, LLC

MPT of Bossier City, LLC

MPT of West Valley City, LLC

MPT of Idaho Falls, LLC

MPT of Poplar Bluff, LLC

MPT of Bennettsville, LLC

MPT of Detroit, LLC

MPT of Bristol, LLC

MPT of Newington, LLC

MPT of Enfield, LLC

MPT of Petersburg, LLC

MPT of Fayetteville, LLC

4499 Acushnet Avenue, LLC

8451 Pearl Street, LLC

MPT of Garden Grove Hospital, LLC

MPT of Garden Grove MOB, LLC

MPT of San Dimas Hospital, LLC

MPT of San Dimas MOB, LLC

MPT of Cheraw, LLC

MPT of Ft. Lauderdale, LLC

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

MPT of Providence, LLC

MPT of Springfield, LLC

MPT of Warwick, LLC

MPT of Mountain View, LLC

MPT of Richardson, LLC

MPT of Round Rock, LLC

MPT of Shenandoah, LLC

MPT of Hillsboro, LLC

MPT of Florence, LLC

MPT of Clear Lake, LLC

MPT of Tomball, LLC

MPT of Gilbert, LLC

MPT of Corinth, LLC

MPT of Bayonne, LLC

MPT of Alvarado, LLC

MPT of Bucks County, L.P.

MPT of Dallas LTACH, L.P.

MPT of Warm Springs, L.P.

MPT of Victoria, L.P.

MPT of Luling, L.P.

MPT of Huntington Beach, L.P.

MPT of West Anaheim, L.P.

MPT of La Palma, L.P.

MPT of Paradise Valley, L.P.

MPT of Southern California, L.P.

MPT of Twelve Oaks, L.P.

MPT of Shasta, L.P.

MPT of Webster, L.P.

MPT of Garden Grove Hospital, L.P.

MPT of Garden Grove MOB, L.P.

MPT of San Dimas Hospital, L.P.

MPT of San Dimas MOB, L.P.

MPT of Richardson, L.P.

MPT of Round Rock, L.P.

MPT of Shenandoah, L.P.

MPT of Hillsboro, L.P.

MPT of Clear Lake, L.P.

MPT of Tomball, L.P.

MPT of Corinth, L.P.

MPT of Alvarado, L.P.

MPT of DeSoto, L.P.

MPT of DeSoto, LLC

MPT of Hoboken Hospital, LLC

MPT of Hoboken Real Estate, LLC

MPT of Hausman, LLC

MPT of Overlook Parkway, LLC

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

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Delaware

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Delaware

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Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

MPT of New Braunfels, LLC MPT of Westover Hills, LLC MPT of Wichita, LLC Wichita Health Associates Limited Partnership	Delaware Delaware Delaware Delaware